                                                                    Exhibit J(2)



                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 27, 2004, relating to the financial statements and financial highlights of Nicholas-Applegate Growth Equity Fund, the only series of Nicholas-Applegate Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Highlights" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California
February 23, 2004